CECO ENVIRONMENTAL REPORTS SECOND QUARTER 2026 RESULTS

Record-Setting Second Quarter Highlighted by Strong Orders, Up 191 Percent and Backlog Above $1.8 Billion

Thermon Integration Delivering Synergies Ahead of Plan

Company Raises Full Year Consolidated 2026 Outlook

ADDISON, TX (August 10, 2026) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the second quarter of 2026.

Highlights for the Quarter(1)

First quarter as a combined company following the June 1, 2026 acquisition of Thermon

•
Orders of $798.5 million, up 191 percent; backlog of $1,819.1 million, up 164 percent
•
Revenue of $285.0 million, up 54 percent
•
Gross profit of $86.5 million, up 29 percent; gross margin of 30.3 percent
•
Non-GAAP gross profit of $96.0 million, up 43 percent; non-GAAP gross margin of 33.7 percent
•
Net loss of $(34.8) million, compared with net income of $9.5 million; non-GAAP net income of $21.5 million, up 147 percent
•
GAAP EPS (diluted) of $(0.80); non-GAAP EPS (diluted) of $0.47
•
Adjusted EBITDA of $40.2 million, up 73 percent
•
Free cash flow of $(24.3) million, a $(15.5) million decline; adjusted free cash flow of $53.2 million, a $56.2 million improvement, adjusted for cash payments relating to the Thermon transaction made during the quarter.

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

Todd Gleason, CECO's Chairman and Chief Executive Officer commented: “We delivered an exceptional second quarter, with numerous financial records led by tremendous growth in both orders and backlog. Our multi-year, high-performance growth and value creation model continues to demonstrate the power of our operating model and the growing demand for our leading solutions across diverse global end markets. Additionally, we are pleased to have closed the Thermon acquisition in early June and report that the integration activities are progressing extremely well. Early synergy capture is proceeding ahead of our pre-acquisition integration objectives, and we are driving strong execution across the combined organization.”

Second quarter operating loss was $(33.2) million, compared with operating income of $18.1 million in the prior-year quarter. On an adjusted basis, non-GAAP operating income was $32.1 million, up $13.8 million or 75 percent compared with $18.3 million in the prior-year quarter. Net loss was $(34.8) million in the quarter, compared with net income of $9.5 million in the prior-year quarter. Non-GAAP net income was $21.5 million, an increase of $12.8 million, or 147 percent, from $8.7 million in the prior-year quarter. Adjusted EBITDA was $40.2 million, reflecting a margin of 14.1 percent, an increase of $16.9 million, or 73 percent, compared with $23.3 million in the prior-year quarter. Adjusted free cash flow in the quarter was $53.2 million, an improvement of $56.2 million compared with $(3.0) million in the prior-year quarter.

“Our quarterly results are impressive, and even more so when compared to the then record second quarter results we delivered last year. Our teams continue to deliver outstanding service and solutions to our global customers. The addition of Thermon and their industry-leading technologies and talented workforce helps to expand our record sales pipeline to over $8.5 billion. We expect our sales pipeline will continue to grow as we benefit from organic and inorganic investments to further expand into new markets and introduce new innovations and services. Our most compelling markets are very demanding and require leading partners with expertise and proven solutions. Given our trajectory and ability to invest in future growth, we continue to be confident in our long-term, double-digit growth outlook,” added Gleason.

2026 Full Year Guidance Update

The Company is raising its full-year 2026 outlook as a result of the strong first half performance and record pipeline and backlog. The updated full year consolidated 2026 outlook is:

•
Revenue between $1.300 billion and $1.375 billion, up from $1.275 billion and $1.375 billion
•
Adjusted EBITDA between $200 million and $225 million, up from $195 million and $225 million
•
Free cash flow conversion of at least 55 percent of Adjusted EBITDA

“Our confidence in our operating model and the robustness of our key growth markets, along with the positive trends from the Thermon integration, allows us to raise our full year outlook. Our third quarter has started very well – with no slowdown in booked projects and sales opportunity discussions proceeding as expected. We continue to monitor the situation in the Middle East as well as certain inflationary items, but we believe we are navigating these challenges with cost actions and solid performance. Our teams do an incredible job every day and as I get to know the Thermon organization it is simply another outstanding addition to our leading portfolio of businesses,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the second quarter 2026 financial results. Please visit the Investor Relations section of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/zdq77qcb/.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://investors.cecoenviro.com/.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their businesses with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can production, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Marcio Pinto

Vice President - Corporate Integration and Investor Relations
888-990-6670

investor.relations@onececo.com

Additional Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP.
CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$61,066	$33,144
Restricted cash	2,783	83
Accounts receivable, net of allowances of $7,834 and $9,866	458,990	172,909
Costs and estimated earnings in excess of billings on uncompleted contracts	139,342	115,614
Inventories	211,388	53,996
Prepaid expenses and other current assets	76,814	29,450
Prepaid income taxes	29,250	4,986
Total current assets	979,633	410,182
Property, plant and equipment, net	175,741	47,808
Right-of-use assets from operating leases	42,706	28,251
Goodwill	1,501,199	288,163
Intangible assets – finite life, net	999,431	96,966
Intangible assets – indefinite life	9,645	9,705
Deferred income taxes	—	449
Deferred charges and other assets	25,216	12,245
Total assets	$3,733,571	$893,769
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$16,641	$1,879
Accounts payable	195,955	117,848
Accrued expenses	114,193	57,639
Billings in excess of costs and estimated earnings on uncompleted contracts	323,920	123,726
Income taxes payable	1,577	4,738
Total current liabilities	652,286	305,830
Other liabilities	17,625	3,317
Debt, less current portion	711,065	210,559
Deferred income tax liability, net	236,445	27,920
Operating lease liabilities	35,012	22,961
Total liabilities	1,652,433	570,587
Commitments and contingencies (See Note 13)
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 58,444,845 and 35,644,537 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	584	355
Capital in excess of par value	2,069,492	269,453
Retained earnings	21,455	56,621
Accumulated other comprehensive loss	(15,673)	(8,901)
Total CECO shareholders' equity	2,075,858	317,528
Noncontrolling interest	5,280	5,654
Total shareholders' equity	2,081,138	323,182
Total liabilities and shareholders' equity	$3,733,571	$893,769

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
Net sales	$284,961	$185,391	$490,880	$362,088
Cost of sales	198,493	118,283	340,492	232,818
Gross profit	86,468	67,108	150,388	129,270
Selling and administrative expense	63,891	48,816	109,982	102,359
Amortization expense	7,789	2,937	11,792	6,033
Acquisition and integration expense	45,461	32	55,742	8,175
Gain on sale of Global Pump Solutions business	—	—	—	(64,502)
Other operating expense (income)	2,505	(2,738)	4,174	(2,725)
Loss (income) from operations	(33,178)	18,061	(31,302)	79,930
Other loss (income)	2,298	(1,454)	3,691	(861)
Interest expense	9,102	4,898	13,332	11,115
(Loss) income before income taxes	(44,578)	14,617	(48,325)	69,676
Income tax (benefit) expense	(10,089)	4,511	(13,589)	23,127
Net (loss) income	(34,489)	10,106	(34,736)	46,549
Noncontrolling interest	279	596	430	1,055
Net (loss) income attributable to CECO Environmental Corp.	$(34,768)	$9,510	$(35,166)	$45,494
(Loss) earnings per share:
Basic	$(0.80)	$0.27	$(0.89)	$1.29
Diluted	$(0.80)	$0.26	$(0.89)	$1.24
Weighted average number of common shares outstanding:
Basic	43,310,506	35,286,065	39,521,709	35,157,514
Diluted	43,310,506	36,558,493	39,521,709	36,624,237

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net (loss) income	$(34,736)	$46,549
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	18,120	10,157
Unrealized foreign currency loss (gain)	3,534	(3,024)
Intangible asset impairment	1,927	—
Inventory fair value adjustment	9,515	—
Gain on sale of Global Pump Solutions business	—	(64,502)
Fair value adjustment to earnout liabilities	—	(7,403)
(Gain) loss on sale of property and equipment	26	(34)
Debt discount amortization	476	412
Share-based compensation expense	12,848	6,234
(Recovery) allowance for credit loss	(1,539)	1,297
Inventory obsolescence expense	1,496	192
Deferred income tax benefit	891	1,335
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable	(180,211)	4,850
Costs and estimated earnings in excess of billings on uncompleted contracts	3,502	(19,635)
Inventories	(9,835)	(8,853)
Prepaid expense and other current assets	(60,692)	(13,865)
Deferred charges and other assets	(3,155)	(1,512)
Accounts payable	40,998	11,884
Accrued expenses	(11,917)	9,973
Billings in excess of costs and estimated earnings on uncompleted contracts	180,941	7,524
Income taxes payable	(5,363)	5,942
Other liabilities	748	(6,884)
Net cash used in operating activities	(32,426)	(19,363)
Cash flows from investing activities:
Acquisitions of property and equipment	(7,486)	(4,432)
Net cash proceeds for sale of Global Pump Solutions business	—	105,860
Cash paid for acquisitions, net of cash acquired	(436,871)	(97,615)
Net cash (used in) provided by investing activities	(444,357)	3,813
Cash flows from financing activities:
Borrowings on revolving credit lines	384,700	162,000
Repayments on revolving credit lines	(96,300)	(142,300)
Borrowings on long-term debt	235,000	—
Repayments on long-term debt	(917)	(802)
Payments on finance leases and financing liability	—	(393)
Deferred financing fees paid	(7,664)	—
Deferred consideration paid for acquisitions	—	(1,000)
Equity awards surrendered by employees for tax liability, net of proceeds from employee stock purchase plan and exercise of stock options	(4,966)	(2,906)
Noncontrolling interest distributions	(803)	(402)
Net cash provided by financing activities	509,050	14,197
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,645)	61
Net increase in cash, cash equivalents and restricted cash	30,622	(1,292)
Cash, cash equivalents and restricted cash at beginning of period	33,227	38,201
Cash, cash equivalents and restricted cash at end of period	$63,849	$36,909
Cash paid during the period for:
Interest	$14,131	$10,940
Income taxes	$14,509	$18,642

CECO ENVIRONMENTAL CORP.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended June 30,		Six months ended June 30,
(in millions, except share data)	2026	2025	2026	2025
Net (loss) income as reported in accordance with GAAP	$(34.8)	$9.5	$(35.2)	$45.5
Amortization expense	7.8	2.9	11.8	6.0
Acquisition and integration expenses	45.5	—	55.7	8.2
Gain on sale of Global Pump Solutions business	—	—	—	(64.5)
Other expense (income)[1]	12.0	(2.7)	13.7	(2.6)
Foreign currency remeasurement	2.0	(1.4)	3.6	(0.8)
Tax (benefit) expense of adjustments	(11.0)	0.4	(14.3)	20.6
Non-GAAP net income	$21.5	$8.7	$35.4	$12.4
Depreciation	4.2	2.2	6.3	4.1
Non-cash stock compensation	3.8	2.9	4.3	6.2
Other (income) / expense	0.3	—	0.1	(0.1)
Interest expense	9.1	4.9	13.3	11.1
Income tax expense	0.9	4.1	0.7	2.5
Noncontrolling interest	0.3	0.6	0.4	1.1
Adjusted EBITDA	$40.2	$23.3	$60.5	$37.3

Earnings per share:
Basic	$(0.80)	$0.27	$(0.89)	$1.29
Diluted	$(0.80)	$0.26	$(0.89)	$1.24

Non-GAAP net income per share:
Basic	$0.50	$0.25	$0.90	$0.35
Diluted	$0.47	$0.24	$0.85	$0.34

(1) includes $9.5 million related to the purchase accounting inventory valuation adjustment

	Three months ended June 30,		Six months ended June 30,
(in millions)	2026	2025	2026	2025
Gross profit as reported in accordance with GAAP	$86.5	$67.1	$150.4	$129.3
Inventory valuation adjustment	9.5	-	9.5	-
Non-GAAP gross profit	$96.0	$67.1	$159.9	$129.3

Gross profit margin in accordance with GAAP	30.3%	36.2%	30.6%	35.7%
Non-GAAP gross profit margin	33.7%	36.2%	32.6%	35.7%

	Three months ended June 30,		Six months ended June 30,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$(19.4)	$(7.7)	$(32.4)	$(19.4)
Adjustments to operating cash flow	77.5	5.8	77.5	5.8
Net cash provided by (used in) operating activities, as adjusted	$58.1	$(1.9)	$45.1	$(13.6)
Acquisitions of property and equipment	(4.9)	(1.1)	(7.5)	(4.4)
Free Cash Flow	$(24.3)	$(8.8)	$(40.0)	$(23.8)
Adjusted Free Cash Flow	$53.2	$(3.0)	$37.5	$(18.0)

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are useful to investors and management in evaluating the Company's ongoing financial performance, and we believe that they provide greater transparency to investors as supplemental information to its GAAP results. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP basic and diluted earnings per share, adjusted EBITDA, and free cash flow, as presented in the financial data included in this press release, have been adjusted to exclude the effects of acquisition and integration expenses; divestiture gains and expenses; amortization expenses for acquisition-related intangible assets; earn-out expenses (income); restructuring expenses; executive transition expenses; asbestos and other legal matter expenses; foreign currency remeasurement; and the associated tax benefit or cost of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, Adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP basic and diluted earnings per share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisition and integration expenses; divestiture gains and expenses; amortization expenses for acquisition-related intangible assets; earn-out expenses (income); restructuring expenses; executive transition expenses; asbestos and other legal matter expenses; foreign currency remeasurement; and the associated tax benefit or cost of these items.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements.

Forward-looking statements in this Press Release include, but are not limited to, statements regarding our full year 2026 guidance; expected revenue, margins, Adjusted EBITDA, earnings, cash flow, orders and backlog conversion; the integration of Thermon Group Holdings, Inc. (“Thermon”), which the Company acquired on June 1, 2026; the anticipated benefits and synergies of the Thermon acquisition and the timing of their realization; and our strategic, operational and financial objectives.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and under “Part II – Item 1A. Risk Factors” of the Company’s Quarterly Reports on Form 10-Q, including the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, and include, but are not limited to: the ability to successfully integrate the Thermon business with the Company’s existing operations; risks that the integration of Thermon may divert management’s attention from ongoing business operations and result in substantial integration and transaction-related costs; the ability of the combined company to retain customers and key personnel, hire qualified personnel and maintain relationships with its suppliers and customers following the Thermon acquisition, and the resulting effects on the combined company’s operating results and business generally; the risk that problems may arise in successfully integrating the Thermon business, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve the synergies anticipated from the Thermon acquisition or that it may take longer than expected to achieve those synergies; risks associated with the preliminary purchase accounting for the Thermon acquisition, including changes resulting from the finalization of the purchase price allocation and the resulting effects on goodwill, intangible assets, amortization expense and other financial statement amounts; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the concentration of our orders and backlog in large-scale power generation projects and the level of demand in the end markets we serve; our ability to convert backlog into revenue, including the timing of project execution and the right of customers to cancel or delay orders; the effect of growth on our infrastructure, resources and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of ongoing or worsening supply chain challenges, or other customer-driven project delays relating to supply chain challenges or other customer considerations, including those related to the conflict in the Middle East; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with the Thermon acquisition and other strategic transactions, including borrowings under our senior secured credit facility, and our ability to service, repay or refinance that debt or incur additional debt in the future; changes in interest rates, our ability to comply with the financial and other restrictive covenants under our senior secured credit facility, and our ability to maintain sufficient borrowing availability thereunder; our ability to generate cash flow from operations and to manage working capital, including customer advance payments, progress billings and the timing of customer collections; fluctuations in foreign currency exchange rates; the impact of federal, state or local government regulations, including with respect to tax policy; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; economic and political conditions generally; our ability to optimize our business portfolio by identifying acquisition targets, executing upon any strategic acquisitions or divestitures, integrating acquired businesses and realizing the synergies from strategic transactions; the unpredictability and severity of catastrophic events, including cybersecurity threats, acts of terrorism, outbreaks of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors; and our ability to remediate our material weaknesses, or any other material weakness that we may identify in the future, that could result in material misstatements in our financial statements.

Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should any related assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.